Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Anthony Taylor, President and Chief Executive Officer of Montpelier Re Holdings Ltd (the “Company”), to the extent 18 U.S.C. 1350 is applicable, hereby certify, to the best of my knowledge, that the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 29, 2003	By: /s/ Anthony Taylor

Date	Name: Anthony Taylor Title: President and Chief Executive Officer

     I, K. Thomas Kemp, Chief Financial Officer of Montpelier Re Holdings Ltd.(the “Company”), to the extent 18 U.S.C. 1350 is applicable, hereby certify, to the best of my knowledge, that the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 29, 2003	By: /s/ K. Thomas Kemp

Date	Name: K. Thomas Kemp Title: Chief Financial Officer